UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37729	36-4829580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LKSD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 15, 2019, LSC Communications, Inc. (the “Company”) and Richard T. Lane, the Company’s Chief Strategy and Supply Chain Officer, mutually agreed that Mr. Lane will depart the Company.  Mr. Lane will continue to support the Company’s business and paper purchasing function by joining the Company’s paper purchasing vendor.  Mr. Lane’s departure was not the result of any disagreement with the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

(c) On November 18, the Company appointed Sarah Hoxie to succeed Kent Hansen as Corporate Controller of the Company, effective as of November 22, 2019.  Ms. Hoxie, 38, joined the Company in September 2016, and is currently serving as Director, SEC Reporting and Financial Accounting.  Prior to joining the Company, Ms. Hoxie was a Senior Manager in Ernst & Young’s Assurance Services practice and worked with large multinational companies in the manufacturing, oil & gas, mining & metals and utilities industry sectors with both GAAP and IFRS reporting requirements.  Ms. Hoxie will receive salary, bonus and long-term incentive awards, and will participate in other benefit and compensation plans, at levels consistent with her seniority and scope of responsibility.

Item 8.01	Other Events.

The Board of Directors of the Company has established May 21, 2020 as the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).  Because the date of the 2020 Annual Meeting is not within 30 days of the anniversary date of the Company’s 2019 Annual Meeting of Stockholders, the Company, in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is informing stockholders of this change and setting a new deadline for submission of proposals intended to be included in the Company’s proxy statement for the 2020 Annual Meeting.  The time and location of the 2020 Annual Meeting will be specified in the Company’s proxy statement for the 2020 Annual Meeting.

Pursuant to Rule 14a-8 of the Exchange Act, a shareholder intending to present a proposal to be included in the Company’s proxy statement for the 2020 Annual Meeting must deliver a proposal in writing to the Company’s principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for the 2020 Annual Meeting. Accordingly, the new deadline for submission of proposals to be included in the proxy statement for the 2020 Annual Meeting is January 12, 2020. Proposals should be sent to: Secretary, LSC Communications, Inc., 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606. Proposals of shareholders must also comply with the Exchange Act rules regarding the inclusion of shareholder proposals in proxy materials, and the Company may omit any proposal from its proxy materials that does not comply with these rules.

Pursuant to the Company’s Amended & Restated By-laws (the “By-laws”), a shareholder intending to present a proposal at the 2020 Annual Meeting but not to be included in the proxy statement, including director nominations for election to the Company’s board, must provide written notice to the Company’s principal executive offices by the later of the close of business on (i) the date ninety (90) days prior to May 21, 2020 or (ii) the tenth day after the date on which the 2020 Annual Meeting is announced. Accordingly, the new deadline for submission of proposals to be included under the By-laws for the 2020 Annual Meeting is the close of business on February 21, 2020. Proposals should be sent to: Secretary, LSC Communications, Inc., 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606, and must comply with all requirements set forth in the Company’s By-laws. A copy of the By-laws has been filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: November 18, 2019	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel